Exhibit 107

Calculation of Filing Fee Tables
Form S-4
(Form Type)
ATAI LIFE SCIENCES LUXEMBOURG S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c) and (f)(1)	352,693,006(1)	N/A	$1,622,387,827.60(2)	0.0001531	$248,387.58
Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$1,622,387,827.60		$248,387.58
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$248,387.58

(1) Represents the maximum number of shares of common stock, par value $0.01 per share, of the Registrant (“atai Delaware Common Stock”) that are expected to be outstanding as of the completion of the redomiciliation transaction described in the Registrant’s registration statement on Form S-4 (the "Registration Statement"). The number of shares of atai Delaware Common Stock being registered is based on the sum of (i) 237,648,104 ordinary shares, par value EUR 0.10 per share, of atai Life Sciences N.V. (“atai Ordinary Shares”) issued and outstanding, (ii) up to 105,044,902 atai Ordinary Shares expected to be outstanding as of the completion of the Acquisition (as defined in the registration statement) of Beckley Psytech Limited and (iii) an additional amount of shares to account for potential issuances of atai Ordinary Shares between the date of the Registration Statement and the consummation of the Redomiciliation.

(2) Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of $1,622,387,827.60 of the securities being registered was calculated based on the product of (a) $4.60, the average of the high and low prices per share of atai Ordinary Shares on the Nasdaq Global Market on September 16, 2025, multiplied by (b) 352,693,006 (which represents the maximum number of shares of atai Delaware Common Stock that are expected to be outstanding as of the completion of the redomiciliation transaction, as described in footnote (1) above).